UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

GOLDEN CHIEF RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Kansas	0-12809	48-0846635
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

896 N. Mill Street, Suite 203, Lewisville, Texas 75057
(Address of principal executive offices) (Zip Code)

(972) 219-8585
Registrant's telephone number, including area code

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 13, 2006 Registrant filed an amended Form 10-KSB for the year ended September 30, 2005. At that time Registrant did not feel the necessity to ask for and receive the independent auditor’s (Malone & Bailey) consent to include their opinion on and the financial statements in the filing. Readers of the amended filing therefore should not rely on the financial statements and the auditor’s opinion included therein.

Dated:    February 15, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     SIGNED on this the 15th day of February, 2007.

Golden Chief Resources, Inc.

By: /s/ M. H. McIlvain M. H. McIlvain, Executive Vice-President